Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Dan Peoples, 858/552-8146

Makinson Cowell (US)

NEWPORT CORPORATION REPORTS

SECOND QUARTER AND FIRST HALF 2012 RESULTS

- Strong Earnings and Cash Generation -

- Company Implementing Plan to Achieve $15 Million in Annualized Cost Savings -

Irvine, California – August 1, 2012 – Newport Corporation (NASDAQ: NEWP) today reported financial results for its second quarter and six months ended June 30, 2012, and its outlook for the third quarter of 2012. The company noted the following highlights regarding the second quarter:

•	Net sales of $153.7 million;

•	Net income attributable to Newport Corporation of $9.2 million, or $0.24 per diluted share, when measured according to generally accepted accounting principles (GAAP);

•

Net income attributable to Newport Corporation of $11.6 million, or $0.30 per diluted share, when measured on a non-GAAP basis, excluding certain expenses related to recent acquisitions, restructuring and severance costs, the amortization of intangible assets, stock-based compensation expense, and a gain resulting from the sale of a minority-owned investment, net of the tax impact of such excluded amounts;

•	Cash from operations of $15.1 million, of which $11.1 million was used to reduce indebtedness; and

•	The company is implementing a plan to achieve annualized cost savings of $15 million per year through integration synergies and other cost reductions.

Commenting on the results, Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “In the second quarter of 2012, we increased our operating income and cash from operations sequentially over the first quarter despite a slight decline in sales. We also had a very productive quarter in securing new business and launching new products, with several design wins with OEM customers and our introduction of the industry’s first production ready, high-precision 450mm wafer handling solution for next generation semiconductor manufacturing.”

Sales and Orders

Newport’s sales and orders by end market were as follows:

(In thousands, except percentages, unaudited)	Three Months Ended		Six Months Ended		Percentage Change vs. Prior Year Period
	June 30, 2012	July 2, 2011 ¹	June 30, 2012	July 2, 2011 ¹	Second Quarter 2012	First Half 2012
Sales by End Market
Scientific research, aerospace and defense/security	$47,832	$39,964	$101,378	$81,055	19.7%	25.1%
Microelectronics	41,583	45,352	77,718	87,915	-8.3%	-11.6%
Life and health sciences	33,336	24,878	70,309	51,032	34.0%	37.8%
Industrial manufacturing and other	30,904	19,938	61,417	38,541	55.0%	59.4%

Total	$153,655	$130,132	$310,822	$258,543	18.1%	20.2%

Orders by End Market
Scientific research, aerospace and defense/security	$49,667	$41,631	$99,259	$83,507	19.3%	18.9%
Microelectronics	42,505	57,663	84,657	99,755	-26.3%	-15.1%
Life and health sciences	19,345	26,097	82,940	52,208	-25.9%	58.9%
Industrial manufacturing and other	36,769	18,306	67,534	37,949	100.9%	78.0%

Total	$148,286	$143,697	$334,390	$273,419	3.2%	22.3%

Notes:

[1]	Certain prior period amounts have been reclassified to conform to the current period presentation.

In the second quarter of 2012, sales and orders increased 18.1% and 3.2%, respectively, compared with the second quarter of 2011, as weakness in some of the company’s end markets was more than offset by the contributions from the three acquisitions completed by the company in the last year. These acquisitions added $34.7 million in sales and $26.8 million in new orders in the second quarter of 2012.

On a sequential basis, sales and orders declined from the first quarter levels. Sales declined 2.2% compared with the first quarter of 2012, as stronger sales to customers in Newport’s microelectronics and industrial markets partially offset the effect of weakness in the company’s other target end markets, which have been negatively impacted by uncertainty regarding government funding levels. New orders declined 20.3% compared with the first quarter of 2012, due to lower orders from life and health sciences customers, offset in part by higher orders from customers in all of the company’s other target end markets. The company noted that first quarter orders from life and health sciences customers included a $37.7 million order for ultrafast lasers that did not repeat in the second quarter.

Operating Income and Net Income

Newport reported operating income for the second quarter of 2012 of $11.3 million, or 7.4% of net sales, when calculated in accordance with generally accepted accounting principles (GAAP). On a non-GAAP basis, excluding acquisition-related expenses, restructuring and severance costs, the amortization of intangible assets and stock-based compensation expense, the company’s operating income for the second quarter of 2012 was $20.2 million, or 13.1% of net sales.

The company reported net income attributable to Newport Corporation for the second quarter of 2012 of $9.2 million, or $0.24 per diluted share, when calculated in accordance with GAAP. On a non-GAAP basis, excluding the items referenced above and a gain on the sale of assets, net of the tax impact of such excluded amounts, net income attributable to Newport Corporation for the second quarter of 2012 was $11.6 million, or $0.30 per diluted share.

The company has provided a reconciliation of its operating income, net income and net income per diluted share calculated in accordance with GAAP and on a non-GAAP basis following the statements of income and comprehensive income included in this release. Management believes that the supplemental presentation of non-GAAP financial information helps to provide insight into the company’s core business results, as well as a more meaningful comparison of its financial results between periods.

Cash, Cash Equivalents and Marketable Securities

Newport ended the second quarter of 2012 with $57.4 million in cash, cash equivalents and marketable securities, an increase of $6.1 million compared with the first quarter of 2012. In the first six months of 2012, Newport has reduced its total indebtedness by $32.6 million.

Cost Savings Plan

The company noted that it is implementing a broad-based initiative designed to achieve annualized cost savings of $15 million per year. This initiative includes actions currently underway to maximize operating efficiencies through the integration of its recent acquisitions, as well as other cost reduction steps across most of Newport’s businesses. The early results of this cost reduction plan contributed to the $2.2 million sequential reduction in selling, general and administrative expenses in the second quarter compared with the first quarter level.

Mr. Phillippy continued, “We expect these actions to maximize the benefits of our recent acquisitions, enhance our cash generation and ensure continued growth in profitability. In parallel, we will continue to drive future growth by investing in technology and product development to build upon our industry leading portfolio.”

Financial Outlook

The company noted that it expects its end market demand in the third quarter of 2012 to be similar to the second quarter level. As a result, Newport now expects its sales in the third quarter of 2012 to be similar to or slightly lower than the amount recorded in the second quarter of 2012. As a result of the profit improvement actions in process, the company expects its third quarter 2012 operating income and earnings per diluted share, on a non-GAAP basis, to be slightly higher than the second quarter levels.

Mr. Phillippy concluded, “Our outlook for the remainder of 2012 is more cautious than it was earlier in the year due to the general weakness in economic conditions and, specifically, uncertainty related to government funding. We are taking actions to enhance our profitability and cash generation, while continuing to invest in opportunities to drive future growth. By taking these actions, including capturing integration savings, we will fortify our business in the near term and position ourselves well for enhanced growth and greater profit leverage once global macroeconomic conditions improve.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, aerospace and defense/security, microelectronics, life and health sciences and precision industrial manufacturing markets. Newport’s innovative solutions leverage its expertise in photonics technologies, including lasers, photonics instrumentation, sub-micron positioning systems, vibration isolation, optical components and subsystems, precision automation and three-dimensional non-contact measurement equipment, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

INVESTOR CONFERENCE CALL

Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President and Chief Financial Officer, will host an investor conference call today, August 1, 2012, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the second quarter of 2012 and its outlook for the third quarter of 2012. The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors and www.earnings.com. The call also will be available to investors and analysts by dialing 877-856-1965 within the U.S. and Canada or 719-325-4790 from abroad.

The webcast will be archived on both websites and can be reached through the same links. A telephonic playback of the conference call also will be available by calling 888-203-1112 within the U.S. and Canada and 719-457-0820 from abroad. Playback will be available beginning at 8:00 p.m. Eastern time today and continue through 8:00 p.m. Eastern time on Wednesday, August 8, 2012. The replay passcode is 2543312.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the expected cost savings and other impacts of the company’s cost reduction initiatives, its expectation of future sales growth resulting from its investments in technology and product development, and Newport’s expected end market demand, sales, non-GAAP operating income and non-GAAP earnings per diluted share in the third quarter of 2012. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, Newport’s ability to achieve expected benefits from the integration of Ophir Optronics, High Q Laser and ILX Lightwave and its other cost savings initiatives; the strength of business conditions in the industries Newport serves, particularly the semiconductor industry; Newport’s ability to successfully penetrate and increase sales to its targeted end markets, particularly the life and health sciences market; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net sales	$153,655	$130,132	$310,822	$258,543
Cost of sales	86,772	70,460	175,870	140,995

Gross profit	66,883	59,672	134,952	117,548
Selling, general and administrative expenses	41,887	32,739	85,947	63,212
Research and development expense	13,651	10,196	27,450	20,633

Operating income	11,345	16,737	21,555	33,703
Foreign currency translation gain from dissolution of subsidiary	—	—	—	7,198
Gain on sale of investment	5,298	—	5,298	—
Interest and other expense, net	(2,828)	(1,624)	(5,015)	(4,029)

Income before income taxes	13,815	15,113	21,838	36,872
Income tax provision	4,754	1,191	6,189	2,191

Net income	9,061	13,922	15,649	34,681
Net loss attributable to non-controlling interests	(93)	—	(97)	—

Net income attributable to Newport Corporation	$9,154	$13,922	$15,746	$34,681

Net income	$9,061	$13,922	$15,649	$34,681
Other comprehensive income:
Foreign currency translation gains (losses)	(3,485)	902	(1,898)	(3,135)
Unrecognized net pension losses	102	559	86	425
Unrealized gains on marketable securities	(140)	(900)	(107)	(762)

Comprehensive income	$5,538	$14,483	$13,730	$31,209

Comprehensive loss attributable to non-controlling interests	$(69)	$—	$(115)	$—
Comprehensive income attributable to Newport Corporation	5,607	14,483	13,845	31,209

Comprehensive income	$5,538	$14,483	$13,730	$31,209

Net income per share attributable to Newport Corporation:
Basic	$0.24	$0.37	$0.41	$0.93
Diluted	$0.24	$0.36	$0.40	$0.89
Shares used in the computation of net income per share:
Basic	38,220	37,477	37,975	37,241
Diluted	38,898	38,788	38,915	38,812
Other operating data:
New orders received during the period	$148,286	$143,697	$334,390	$273,419
Backlog at the end of period scheduled to ship within 12 months			$168,706	$128,775

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net Sales	$153,655	$130,132	$310,822	$258,543
Operating income:
Operating income - GAAP	$11,345	$16,737	$21,555	$33,703
Amortization of intangible assets	5,031	756	10,208	1,512
Stock-based compensation	1,878	1,151	4,092	3,170
Acquisition-related costs	1,503	2,095	3,409	2,339
Restructuring and severance costs	444	575	1,023	711
Gain on sale of assets	—	—	(166)	—

Non-GAAP operating income	$20,201	$21,314	$40,121	$41,435

Non-GAAP operating income as a percentage of net sales	13.1%	16.4%	12.9%	16.0%
Net income attributable to Newport Corporation:
Net income - GAAP	$9,154	$13,922	$15,746	$34,681
Foreign currency translation gain from dissolution of subsidiary	—	—	—	(7,198)
Amortization of intangible assets	5,031	756	10,208	1,512
Stock-based compensation	1,878	1,151	4,092	3,170
Acquisition-related costs	1,503	2,095	3,409	2,339
Restructuring and severance costs	444	575	1,023	711
Gain on sale of assets	(5,298)	(619)	(5,464)	(619)
Release of valuation allowance against certain deferred tax assets	—	—	(1,391)	—
Income tax provision on non-GAAP adjustments	(1,096)	(172)	(3,865)	(495)

Non-GAAP net income	$11,616	$17,708	$23,758	$34,101

Net income per diluted share attributable to Newport Corporation:
Net income - GAAP	$0.24	$0.36	$0.40	$0.89
Total non-GAAP adjustments	0.06	0.10	0.21	(0.01)

Non-GAAP net income per diluted share	$0.30	$0.46	$0.61	$0.88

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

(In thousands)	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$49,718	$55,701
Restricted cash	2,938	12,367
Marketable securities	4,776	4,787
Accounts receivable, net	100,742	97,690
Notes receivable, net	3,366	2,091
Inventories, net	108,718	112,968
Deferred income taxes	29,746	30,339
Prepaid expenses and other current assets	14,623	15,374

Total current assets	314,627	331,317
Property and equipment, net	86,267	89,873
Goodwill	146,793	143,259
Deferred income taxes	8,938	9,289
Intangible assets, net	145,075	150,572
Investments and other assets	40,149	39,759

	$741,849	$764,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings, net	$31,625	$45,149
Accounts payable	31,067	30,856
Accrued payroll and related expenses	30,468	36,914
Accrued expenses and other current liabilities	37,627	39,800

Total current liabilities	130,787	152,719
Long-term debt, net	158,943	178,043
Accrued pension liabilities	24,887	24,444
Other liabilities	37,823	36,586
Total stockholders’ equity of Newport Corporation	387,545	370,258
Non-controlling interests	1,864	2,019

Total stockholders’ equity	389,409	372,277

	$741,849	$764,069